Exhibit 32
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the accompanying Annual Report of Farmers Capital Bank Corporation on Form 10-Q for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies in his capacity as officer of Farmers Capital Bank Corporation, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 6-15-06	/s/ G. Anthony Busseni
G. Anthony Busseni
President and CEO

Date: 6-15-06	/s/ C Douglas Carpenter
C. Douglas Carpenter
Senior Vice President, Secretary, and CFO

A signed original of this written statement required by Section 906 has been provided to Farmers Capital Bank Corporation and will be retained by Farmers Capital Bank Corporation and furnished to the Securities and Exchange Commission or its staff upon request.